EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2025, relating to the financial statements of Genmab A/S and the effectiveness of Genmab A/S internal control over financial reporting, appearing in Genmab A/S Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

February 12, 2025